SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           -------------------------

                                   FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934

                        ABN AMRO Mortgage Corporation
   -------------------------------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Delaware                                      36-3886007
(STATE OF INCORPORATION OR ORGANIZATION)   (I.R.S. EMPLOYER IDENTIFICATION NO.)

   181 West Madison Street
    Chicago, Illinois                                     60602
---------------------------                           ---------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)


If this form relates to the registration         If this form relates to the
of a class of securities pursuant to             registration of a class of
section 12 (b) of the Exchange Act and           securities pursuant to
is effective pursuant to General                 Section 12 (g) of the
Instruction A.(c), please check the              Exchange Act and is effective
following box. /X/                               pursuant to General
                                                 Instruction A.(d), please
                                                 check the following box. /_/

         Securities Act registration statement file number to which this form relates: 333-57027-04 (if applicable).

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                                NAME OF EACH EXCHANGE ON WHICH
 TITLE OF EACH CLASS TO BE SO REGISTERED        EACH CLASS IS TO BE REGISTERED
---------------------------------------         ------------------------------

ABN AMRO Mortgage Corporation,                   New York Stock Exchange, Inc.
Resecuritization Pass-Through
Certificates, Series 1999-RS1,
Class B-2

ABN AMRO Mortgage Corporation,                   New York Stock Exchange, Inc.
Resecuritization Pass-Through
Certificates, Series 1999-RS1,
Class B-3


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT: None.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The material set forth in the section captioned "Description of the Certificates" in the Registrant's prospectus supplement dated July 27, 1999 to the prospectus dated July 26, 1999, forming a part of the Registrant's registration statement on Form S-3 (File No. 333-57027-04) (the "Registration Statement"), is incorporated herein by reference.

ITEM 2.  EXHIBITS.

2.1      Certificate of incorporation of the Registrant.*

2.2      Bylaws of the Registrant.*

2.3      Form of the Registrant's ABN AMRO Mortgage Corporation,
         Resecuritization Pass-Through Certificates, Series 1999-RS1, Class
         B-2.**

2.4      Form of the Registrant's ABN AMRO Mortgage Corporation,
         Resecuritization Pass-Through Certificates, Series 1999-RS1, Class
         B-3.**

2.5 Pooling Agreement dated as of July 1, 1999 between the Registrant, as depositor, and The First National Bank of Chicago, as trustee, relating to the issuance of the ABN AMRO Mortgage Corporation, Resecuritization Pass-Through Certificates, Series 1999-RS1, Class B-2 and Class B-3.**

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  ABN AMRO Mortgage Corporation,
                                  (Registrant)

                                  By:   The First National Bank of Chicago,***
                                        as Trustee

                                  By:   /s/ Mary R. Fonti
                                        ---------------------
                                        Name:  Mary R. Fonti
                                        Title: Assistant Vice President

July 27, 1999

* Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-42127).

**       To be filed by amendment.

*** This Form 8-A is being filed by the Trustee on behalf of Series 1999-RS1 Trust, as Issuer of the ABN AMRO Mortgage Corporation, Resecuritization Pass-Through Certificates, Series 1999-RS1.